Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Registration Statement on Form SB-2, of our report dated April 12, 2006 with respect to our audit of the financial statements of China Biopharmaceuticals Holdings, Inc. as of and for the year ended December 31, 2005, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
June 5, 2006